SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events

Acquisition of Forecast Trading Corporation

On October 26, 2011, Standard Motor Products, Inc. issued a press release announcing the acquisition of all of the capital stock of Forecast Trading Corporation for approximately $44 million. Forecast has distribution facilities in Ft. Lauderdale, Florida, and distributes a range of engine management products including ignition coils, ignition modules, switches and sensors, and filters.

A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release, dated October 26, 2011, announcing the acquisition of Forecast Trading Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: October 26, 2011

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated October 26, 2011, announcing the acquisition of Forecast Trading Corporation.